EXHIBIT 10.1

                   AMENDMENT NO. 2 TO THE CREDIT AGREEMENT
                                    AND
                 AMENDMENT NO. 3 TO THE ENTERPRISES GUARANTY
                             ____________________

               AMENDMENT NO. 2, dated as of May 21, 1996, as to the SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 31, 1995, by and among TPI RESTAURANTS, INC., a Tennessee corporation (the "Company"), the banks party thereto (each a "Bank" and, collectively, the "Banks"), THE BANK OF NEW YORK, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and NATIONSBANK, N.A. as successor in interest to NATIONSBANK, N.A. (CAROLINAS), as Collateral Agent for the Banks (in such capacity, the "Collateral Agent", as amended by Amendment No. 1, dated as of February 29, 1996 (the "Credit Agreement") and AMENDMENT NO. 3, dated as of May 21, 1996, to the AMENDED AND RESTATED GUARANTY, SECURITY AND SUBORDINATION AGREEMENT, dated as of June 3, 1993, made by TPI ENTERPRISES, INC., a New Jersey corpo-ration ("Enterprises") and the Company to the Collateral Agent, as amended by Amendment No. 1 and Waiver No. 3, dated as of February 18, 1994 and Amendment No. 2, dated as of January 31, 1995, (the "Enterptises Guaranty"). Amendment No. 2 to the Credit Agreement and Amendment No. 3 to the Enterprises Guaranty are hereinafter referred to collectively as the "Amendment".

                                   RECITALS

               A. Capitalized terms used herein that are not defined herein and are defined in the Credit Agreement shall have the same meanings as therein defined.

               B. The Company and Enterprises have requested that the Agents and the Banks extend the Revolving Credit Termination Date and amend certain provisions of the Credit Agreement and the Enterprises Guaranty and the Banks are willing to do so on the terms and conditions set forth herein.

               In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               1. The following definitions contained in Para-graph 1.1 of the Credit Agreement are amended in their entirety to read as follows:

                         "Applicable Margin":  with re-
                    spect to the unpaid principal amount
                    of Alternate Base Rate Loans, 2.00%
                    and with respect to the unpaid prin-
                    cipal amount of Eurodollar Loans,
                    3.00%.

                         "Revolving Credit Termination
                    Date":  the earliest of (i) August
                    30, 1996 (ii) the date on which the
                    Plan and Agreement is consummated and
                    (iii) the date on which the Plan and
                    Agreement is terminated.

               2. Paragraph 1.1 of the Credit Agreement is amend-ed to add the following definitions in their respective appropriate alphabetic places:

                         "Net Litigation Proceeds":  the
                    cash actually received by Enterprises
                    or any of its Affiliates from the
                    defendants through a final, nonap-
                    pealable judgment or settlement of
                    the litigation styled Maxcell Telecom
                    Plus, Inc., et al., v. McCaw Cellular
                    Communications, Inc., et al. filed in
                    the Circuit Court of the Fifteenth
                    Judicial Circuit in and for Palm
                    Beach County, Florida minus all ex-
                    penses, including taxes, incurred
                    after September 4, 1995 with respect
                    thereto.

                         "Plan and Agreement":  the Plan
                    of Tax-Free Reorganization Under
                    Section 368(a)(1)(C) of the Internal
                    Revenue Code and Agreement, dated as
                    of March 15, 1996, by and among
                    Shoney's, Inc., a Tennessee corpora-
                    tion, TPI Restaurants Acquisition
                    Corporation, a Tennessee corporation
                    and Enterprises.

                         "Transaction":  the acquisition
                    of all of the capital stock of the
                    Company by Shoney's, Inc. or TPI
                    Restaurants Acquisition Corporation,
                    a wholly-owned Subsidiary of
                    Shoney's, Inc. in accordance with the
                    Plan and Agreement.

               3. Paragraph 7.11 of the Credit Agreement is amended to delete the words "Plan of Tax-Free Reorganiza-tion Under Section 368(1)(C) of the Internal Revenue Code and Agreement, by and among Shoney's Inc., a Tennessee corporation, TPI Restaurants Acquisition Corporation, a Tennessee corporation and Enterprises, a draft of which was conditionally approved by the Company's Board of Directors on February 26, 1996 (the "Plan")" contained therein and to substitute therefor the words "Plan and Agreement".

               4. Subject to the satisfaction of the conditions to effectiveness set forth in paragraph 8 below, effec-tive as of April 21, 1996, Paragraph 7.11 of the Credit Agreement is amended with respect to the required minimum Interest Coverage Ratio for the fourth fiscal quarter of the 1995 fiscal year and each fiscal quarter thereafter to read as follows:

                    Fourth quarter, 1995          1.50:1.00

                    First quarter, 1996
                      and thereafter              1.40:1.00.

               5. Subject to the satisfaction of the conditions to effectiveness set forth in paragraph 8 below, effec-tive as of April 21, 1996, Paragraph 7.14 of the Credit Agreement is amended with respect to the minimum required Consolidated Tangible Net Worth for the fourth fiscal quarter of the 1995 fiscal year and each fiscal quarter thereafter to read as follows:

                    Fourth quarter, 1995          $26,000,000

                    First quarter, 1996
                      and thereafter              $21,000,000.

               6. Paragraph 7(b) of the Enterprises Guaranty is amended by (i) deleting the word "and" at the end of clause (v) thereof, (ii) substituting "; and" for the period at the end of clause (vi) thereof and (iii) adding a new clause (vii) to the end thereof to read as follows:

                         (vii)     Notify the Agents and
                    the Banks if (A) the Plan and Agree-
                    ment is terminated, (B) any circum-
                    stances exist pursuant to which
                    Shoney's, Inc. has the right to ter-
                    minate the Plan and Agreement, or (C)
                    Enterprises or any of its Subsidiar-
                    ies receives any notice from Shoney's
                    Inc or any of its Subsidiaries (a
                    copy of which notice shall be deliv-
                    ered to the Agent and the Banks)
                    alleging that the Plan and Agreement
                    is being or has been terminated or is
                    otherwise no longer in full force and
                    effect, that Enterprises or any of
                    its Subsidiaries is in default of
                    their respective obligations thereun-
                    der, or that any circumstances exist
                    which will make it reasonably likely
                    that Shoney's, Inc. will have the
                    right not to consummate the Transac-
                    tion at the closing provided for in
                    the Plan and Agreement, including,
                    without limitation, the occurrence of
                    a Material Adverse Change as de-
                    scribed in Section 5.22(d) of the
                    Plan and Agreement or the withdrawal
                    of any financing commitment described
                    in Section 9.2.10 of the Plan and
                    Agreement received by Shoney's, Inc.
                    or any of its Subsidiaries in respect
                    of the Transaction.

               7. Paragraph 8 of the Enterprises Guaranty is amended to add a new subparagraph (r) to the end thereof to read as follows:

                         (r)  Create, incur, assume or
                    suffer to exist any Lien upon the Net
                    Litigation Proceeds or permit Maxcell
                    so to do or enter into, or permit
                    Maxcell to enter into, any agreement
                    (other than this Agreement) which
                    prohibits or limits the ability of
                    Enterprises or Maxcell to create,
                    incur, assume or suffer to exist any
                    Lien in favor of the Agents and the
                    Banks upon the Net Litigation Pro-
                    ceeds.

               8. This Amendment shall not be deemed effective until the date (the "Amendment Effective Date") on which all of the following conditions precedent shall have been satisfied:

                    (a) The Agents shall have received a copy of this Amendment duly executed by the Company, Enterprises, TPI Commissary, TPI Transportation, and the Banks.

                    (b) The Agents shall have received a certifi-cate, dated the date hereof, of an officer of each of the Company and Enterprises (i) attaching a true and complete copy of the resolutions of its respective Board of Direc-tors or the Executive Committee thereof and of all docu-ments evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by the Company and Enterprises to authorize this Amendment, (ii) certifying that its certificate of incorporation and by-laws have not been amended since January 31, 1995, or if so, setting forth the same and
          (iii) setting forth the incumbency of its officer or officers who may sign this Amendment, including therein a signature specimen of such officer or officers.

                    (c) The Agents shall have received a copy of the financing commitment referred to in paragraph 9(b) below.

                    (d)  The Administrative Agent shall have re-
          ceived an amendment fee, for the pro rata account of the Banks, in the sum of $100,000.

               9. In order to induce the Agents and the Banks to execute the Amendment, Enterprises and the Company each hereby represents and warrants that as of the date here-of:

                    (a)  Enterprises or Maxcell has received Net
          Litigation Proceeds in an amount not less than $17,000,000, which amount is currently in its possession;

                    (b) Shoney's, Inc. has obtained a commitment for the financing of the Transaction as described in
          Section 9.2.10 of the Plan and Agreement (without regard to any amendment or waiver thereof); and

                    (c) no circumstances exist pursuant to which Shoney's, Inc. has the right to terminate the Plan and Agreement, and neither Enterprises nor the Company has received any notice from Shoney's, Inc. or any of its Subsidiaries, alleging that the Plan and Agreement is being or has been terminated or is otherwise no longer in full force and effect, that Enterprises or any of its Subsidiaries is in default of their respective obliga-tions thereunder, or that any circumstances exist which will make it reasonably likely that Shoney's, Inc. will have the right not to consummate the Transaction at the closing provided for in the Plan and Agreement, includ-ing, without limitation, the occurrence of a Material Adverse Change as described in Section 5.22(d) of the Plan and Agreement and the withdrawal of any financing committment as described in Section 9.2.10 of the Plan and Agreement received by Shoney's, Inc. or any of its Subsidiaries in respect of the Transaction.

               10. The Company and Enterprises, and by their consents hereto, each of TPI Commissary and TPI Transpor-tation, each hereby (a) reaffirms and admits the validity and enforceability of the Loan Documents to which it is a party and all of its obligations thereunder, (b) agrees and admits that it has no defenses to or offsets against any of its obligations to either Agent or any Bank there-under and (c) represents and warrants that after giving effect to the Amendment, there will exist no Default or Event of Default.

               11. The Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one amendment. It shall not be necessary in making proof of the Amendment to produce or account for more than one counterpart signed by the party to be charged.

               12. The Amendment is being delivered in and is intended to be performed in the State of New York and shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws (other than Section 5-1401 of the New York General Obli-gations Law).

               13. Except as amended hereby, the Credit Agreement and the Enterprises Guaranty shall in all other respects remain in full force and effect and the Amendment shall not be construed as an amendment of, or a consent to the departure from, any other provision of the Credit Agree-ment or the Enterprises Guaranty or a waiver of any Default or Event of Default.


               IN WITNESS WHEREOF, the parties hereto have caused the Amendment to be duly executed as of the date first above written.

                                   TPI RESTAURANTS, INC.

                                   By:   /s/ Frederick W. Burford
                                   Name:  Frederick W. Burford,
                                   Title: Vice President, Treasurer
                                          Chief Financial Officer
                                          and Secretary

                                   TPI ENTERPRISES, INC.

                                   By:   /s/ Frederick W. Burford
                                   Name:  Frederick W. Burford,
                                   Title: Executive Vice President,
                                          Chief Financial Officer
                                          and Secretary

                                   THE BANK OF NEW YORK,
                                   Individually and as
                                   Administrative Agent

                                   By:   /s/ Gregory L. Batson
                                   Name:     Gregory L. Batson
                                   Title:    Vice President

                                   NATIONSBANK, N.A., Individually
                                   and as Collateral Agent

                                   By:   /s/ Charles A. Kerr
                                   Name:     Charles A. Kerr
                                   Title:    Senior Vice President

                                   FIRST TENNESSEE BANK NATIONAL
                                   ASSOCIATION

                                   By:   /s/ William J. Harter
                                   Name:     William J. Harter
                                   Title:    Vice President

                                   FIRST AMERICAN NATIONAL BANK

                                   By:   /s/ Paul A. Como
                                   Name:   Paul A. Como
                                   Title:  Executive Vice President

          CONSENTED TO:

          TPI COMMISSARY, INC.
          TPI TRANSPORTATION, INC.

          AS TO EACH OF THE FOREGOING:

          By:   /s/ Frederick W. Burford
          Name:  Frederick W. Burford,
          Title: Vice President and Treasurer